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                                   EXHIBIT 8.1

                           SUBSIDIARIES OF THE COMPANY

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       NAME                                       JURISDICTION OF INCORPORATION

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
       Hemosol (USA) Inc.                                    Delaware

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     The Hemoglobin Company                                  Ontario

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Hemosol Research Corporation(CETI)                           Ontario

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     745235 Ontario Limited                                  Ontario

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        Hemosol Limited                                   United Kingdom

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